                                                                    EXHIBIT 10.5

                              GLOBE HOLDINGS, INC.

                        EXECUTIVE SECURITIES AGREEMENT
                        ------------------------------


          THIS EXECUTIVE SECURITIES AGREEMENT (this "Agreement") is made as of July 31, 1998, by and among Globe Holdings, Inc., a Massachusetts corporation formerly known as Globe Manufacturing Co. (the "Company"), and ___________________ (the "Executive Securityholder", and together with the other executives of the Company who execute an agreement having terms substantially identical to those contained herein, the "Executive Securityholders"). Certain capitalized terms used herein are defined in Section 5 hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Securityholders Agreement dated as of the date hereof (the "Securityholders Agreement") by and among the Company and certain stockholders of the Company.

          The parties hereto desire to enter into this Agreement for the purposes, among others, of (i) assuring continuity in the management and ownership of the Company, and (ii) limiting the manner and terms by which Executive Securities may be transferred.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

          SECTION 1. Representations and Warranties of Executive Securityholder. The Executive Securityholder represents and warrants that (i) this Agreement has been duly authorized, executed and delivered by such Executive Securityholder and constitutes the valid and binding obligation of such Executive Securityholder, enforceable in accordance with its terms, and (ii such Executive Securityholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Executive Securities shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

          SECTION 2.     Restrictions on Transfer of Executive Securities.

          (a) Transfer of Executive Securities.   The holders of Executive
Securities shall not sell, transfer, assign, pledge or otherwise dispose of (a "Transfer") any interest in any Executive Securities, except pursuant to (i) the provisions of Section 4 of the Securityholders Agreement, (ii) a Public Sale of the type described in clause (i) of the definition thereof, (iii) an Approved Sale or (iv) the provisions of Section 2(b) hereof.

          (b) Certain Permitted Transfers.  The restrictions set forth in this
Section 2 shall not apply with respect to any Transfer of Executive Securities made (i) pursuant to applicable laws of descent and distribution or to such Person's legal guardian in case of any mental incapacity or among such Person's Family Group, or (ii) at such time as the CHS Group sell shares of Common Stock in a Public Sale, but in the case of this clause (ii) only to extent of the number of shares of
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Common Stock held by such Executive Securityholder multiplied by a fraction, the numerator of which is the number of shares of Common Stock sold by the CHS Group in such Public Sale and the denominator of which is the total number of shares of Common Stock held by the CHS Group prior to the Public Sale; provided, that the restrictions contained in this Section 2 will continue to be applicable to the Executive Securities after any Transfer of the type referred to in clause
(i) and the transferees of such Executive Securities will agree in writing to be bound by the provisions of this Agreement. Any transferee of Executive
Securities pursuant to a transfer in accordance with the provisions of this
Section 2(b) is herein referred to as a "Permitted Transferee." Upon the transfer of Executive Securities pursuant to this Section 2(b), the transferring Executive Securityholder will deliver a written notice (a "Transfer Notice") to the Company. In the case of a Transfer pursuant to clause (i) hereof, the Transfer Notice will disclose in reasonable detail the identity of the Permitted Transferee(s).

          (c) Termination of Restrictions.  The restrictions set forth in this
Section 2 will continue with respect to each unit of Executive Securities until the earlier of (i) the date on which such unit of Executive Securities has been transferred in a Public Sale, or (ii) the consummation of an Approved Sale.


          SECTION 3.     Repurchase of Executive Securities

          (a) Repurchase of Executive Securities without Cause, etc. If any Executive Securityholder's employment with the Company terminates (the "Termination") due to (i) termination by the Company without Cause (as defined below) or (ii) death or disability, then:

               (i) the Company and the CHS Group shall have the right to repurchase all (but not less than all) of the Executive Securities of such Executive Securityholder at a price equal to (A) in the case of capital stock, the greater of Original Cost and Fair Market Value and (B) in the case of Preferred Shares, the sum of such Preferred Shares' liquidation preference and accrued dividends on the date of repurchase; and

               (ii) such Executive Securityholder, or his heirs or permitted assigns, shall have 90 days from the date of Termination in which to exercise all unexercised Options of such Executive Securityholder.

          (b) Repurchase of Executive Securities for Cause, etc. If any Executive Securityholder's employment with the Company terminates due to (i) termination by the Company for Cause or (ii) resignation by the Executive Securityholder without Good Reason, then:

               (A) the Company and the CHS Group have the right to repurchase all (but not less than all) of the Executive Securities of such Executive Securityholder at a price equal to (x) in the case of Common Stock, the lesser of (1) Original Cost and (2) Fair Market Value, and (y) in the case of Preferred Shares, the sum Preferred Shares' liquidation preference and accrued dividends on the date of repurchase; and

                                       2
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               (B)  all unexercised Options of such Executive Securityholder shall terminate.

          (c) Repurchase Procedure for the Company. The Company may elect to repurchase all (but not less than all) of the Executive Securities (the "Available Securities") of an Executive Securityholder whose employment with the Company has terminated as described in Sections 3(a) or 3(b) (the "Repurchase Option") by delivery of written notice (a "Repurchase Notice") to the holders of such Executive Securities within 120 days after the date of the Termination (the "Repurchase Notice Period"). The Repurchase Notice shall set forth the aggregate consideration to be paid for such Available Securities and the time (not to be later than 20 days after such notice) and place for the closing of the transaction.

          (d) Repurchase Procedure for the CHS Group. If for any reason the Company does not elect to purchase all of the Available Securities, the members of the CHS Group shall be entitled to exercise the Repurchase Option for all (but not less than all) of the Available Securities. As soon as practicable after the Company has determined that it will not purchase all of the Available Securities, but in any event within 60 days after the Termination, the Company shall give written notice (the "Option Notice") to each member of the CHS Group setting forth the number of Available Securities and the purchase price for the Available Securities. The members of the CHS Group may elect to purchase all (but not less than all) of the Available Securities by giving written notice to the Company within 30 days after the Option Notice has been delivered to such member of the CHS Group by the Company. If the members of the CHS Group elect to purchase an aggregate amount of Available Securities in excess of the amount of Available Securities specified in the Option Notice, the Available Securities shall be allocated among the members of the CHS Group based on the amount of such type or types of Stockholder Securities owned by each member of the CHS Group on the date of the Option Notice. Any member of the CHS Group may condition his, her or its election to purchase such Available Securities on the election of one or more other members of the CHS Group to purchase Available Securities. As soon as practicable, and in any event within ten days after the expiration of the 30 day period set forth in the immediately preceding sentence, the Company shall deliver a Repurchase Notice to the holders of such Available Securities setting forth the aggregate consideration to be paid by the respective members of the CHS Group for such Available Securities and the time (not to be later than 20 days after such notice) and place for the closing of the transaction. At the time the Company delivers such Repurchase Notice to the holders of such Available Securities, the Company shall also deliver written notice to each member of the CHS Group setting forth the amount of securities such member is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

          (e) Manner of Payment. If the Company purchases all or any part of such Executive Securities, including Executive Securities held by one or more transferees, the Company shall pay for such Executive Securities first by offsetting indebtedness or obligations owed by such Executive Securityholder to the Company and second by certified check or wire transfer of funds; provided that if such cash payment would (i) cause the Company to violate the Business Corporation Law of the Commonwealth of Massachusetts, or (ii) cause the Company to breach any agreement to which it is a party relating to the indebtedness for borrowed money or any other material agreement ((i) and (ii) are collectively referred to as the "Reasons for Deferral") then the Company shall have the right to pay such amount as soon as no Reason for Deferral exists so long as the

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Company also pays interest at the prime rate (as published in The Wall Street
Journal on the date of Termination) for the deferral period at the time when such payment is made. If a member of the CHS Group elects to purchase all or any portion of the Available Securities, such member shall pay for such Executive Securities by certified check or wire transfer of funds.

          (f) Revocation. Notwithstanding anything to the contrary contained in this Agreement, if the holder of Executive Securities delivers the notice of disagreement described in the definition of Fair Market Value, or if the Fair Market Value of the Executive Securities is determined to be an amount more than 10% greater than the repurchase price for Executive Securities originally determined by the Board, each of the Company and each member of the CHS Group who has exercised their Repurchase Option shall have the right to revoke its or their exercise of the Repurchase Option for all or any portion of the Executive Securities elected to be repurchased by it by delivering notice of such revocation in writing to the holder of the Executive Securities during (i) the thirty-day period beginning on the date the Company and the relevant members of the CHS Group receive the Executive Securityholder's written notice of disagreement and (ii) the thirty-day period beginning on the date the Company and the relevant members of the CHS Group are given written notice that the Fair Market Value of the Executive Securities was finally determined to be an amount more than 10% greater than the repurchase price for such Executive Securities originally determined by the Board. The closing of the transaction shall be postponed until the expiration of the thirty-day period described in the preceding sentence and shall in any event be postponed until the Fair Market Value of the Executive Securities is finally determined pursuant to the procedure described in the definition of Fair Market Value.

          (g) Retirement.   Upon Retirement or resignation with Good Reason by
an Executive Securityholder, such Executive Securityholder will have the right to retain his Executive Securities; provided that if such Executive Securityholder thereafter engages (whether as an owner, stockholder, operator, manager, employee, officer, director, consultant, advisor, representative or otherwise) directly or indirectly anywhere in the United States in any business that manufactures, distributes or sells polyether or polyester spandex, latex thread or other elastomeric fiber (provided that passive ownership of less than 2% of the outstanding stock of any publicly-traded corporation shall not, in and of itself, constitute being engaged in such activity), then such Executive Securityholder shall be deemed to have resigned from the Company for purposes of
Section 3(b) and the provisions of Section 3(b) shall apply to such Executive Securityholder's Executive Securities.

          (h) Termination of Certain Repurchase Options. The Repurchase Option set forth in Section 3(a) shall terminate upon a Public Offering or an Approved Sale.

          SECTION 4. Transfer. Prior to transferring any Executive Securities (other than in a Public Sale or an Approved Sale) to any Person, the transferring Executive Securityholder will cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company and the other Stockholders a counterpart to this Agreement. Any Transfer or attempted Transfer of any Executive Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Securities as the owner of such shares for any purpose.

          SECTION 5.     Definitions.

          "Approved Sale" has the meaning set forth in the Securities Holders Agreement.

          "Affiliate" means with respect to any Person, any other Person controlling, controlled by, or under common control with such first Person and in the case of a Person which is a partnership, any partner of that Person.

          "Cause" shall be defined to mean (i) the commission of a felony or a crime involving moral turpitude or the commission of any other substantial act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers that have a material adverse effect on the Company, any Subsidiary, customer or supplier of the Company, (ii) conduct tending to bring the Company or any of its Subsidiaries into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board, (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries, (v) any other material breach of this Agreement not cured within 10 days of the Executive Securityholder's receiving notice of such breach or
(vi) any material breach of the Executive Securityholder's employment agreement, if any, with the Company that is not cured within 10 days of the Executive Securityholder's receiving notice of such breach.

          "CHS" means Code, Hennessy & Simmons III, L.P., a Delaware limited partnership

          "CHS Group"means those persons set forth on Schedule A to the Registration Agreement.

          "CHS Common Shares" means any Common Stock issued to or held by any member of the CHS Group.

          "Common Stock" means the Company's Class A Common Stock, par value $.01 per share; its Class B Common Stock, par value $.01 per share; and its Class C Common Stock, par value $.01 per share.

          "Executive Securities" for any particular Executive Securityholder means all Stockholder Securities currently owned or hereafter acquired by such Executive Securityholder. Executive Securities will continue to be Executive Securities in the hands of any other Person (except for the Company and the CHS Group and except for transferees in a Public Sale), and, except as otherwise provided herein, each such other holder of such Executive Securities will succeed to all rights and obligations attributable to the Executive Securityholder as a holder of Executive Securities hereunder.

          "Fair Market Value" of any Executive Securities means the composite closing price of the sales of such Executive Securities on the securities exchanges on which such Executive Securities may at the time be listed (as reported in The Wall Street Journal), or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if such Executive Securities are not so listed, the closing price (or last price, if applicable) of sales of such Executive Securities on The Nasdaq Stock Market (as reported in The Wall Street Journal), or if such Executive Securities are not quoted in The Nasdaq Stock Market but are traded over-the-counter, the average of the highest bid and lowest asked prices on such day in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time such Executive Securities are not listed on any securities exchange, quoted in The Nasdaq Stock Market, or quoted in the over-the-counter market, the "Fair Market Value" of such Executive Securities shall mean the fair market value of such Executive Securities, as between a willing buyer and a willing seller, taking into account all relevant factors determinative of value (including the lack of liquidity of such Executive Securities due to the Company's status as a privately held corporation, but without regard to any discounts for minority interests), using valuation techniques then prevailing in the securities industry (e.g., discounted cash flows and/or comparable companies) and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale, as determined by the Board in good faith; provided that if the Executive Securityholder disagrees with the Board's determination of Fair Market Value, then the Executive Securityholder shall provide notice of his disagreement to the Company and the CHS Group within ten days after the Board provides notice to the Executive Securityholder of its determination, in which case "Fair Market Value" shall be determined by an investment banking firm agreed upon by the Company and the Executive Securityholder, which firm shall submit to the Company and the Executive Securityholder a report within 30 days of its engagement setting forth such determination. If the parties are unable to agree on an investment banking firm within 20 days after the Executive Securityholder provides notice to the Board of his disagreement, the Company and the Executive Securityholder shall each select an investment bank of recognized national standing and such two investment banking firms shall select a third investment banking firm. Such third investment banking firm shall render a determination within 30 days of its engagement. The expenses of such firms will be split equally between the Company and the Executive Securityholder, and the determination of such firm will be final and binding upon all parties. The Company may require that the investment banking firm keep confidential any non-public information received as a result of this paragraph pursuant to reasonable confidentiality arrangements. Regardless of when a transaction based on a Fair Market Value valuation is executed, Fair Market Value shall be determined as of the date of the Termination of the Executive Securityholder's employment with the Company.

          "Family Group" means (i) a Person's spouse and descendants (whether natural or adopted), (ii) any trust solely for the benefit of the Person and/or any of the Person's spouse and/or descendants and (iii) any entity wholly-owned by the Person.

          "Good Reason" shall be deemed to exist (i) upon the mutual agreement of the Executive Securityholder and the Chairman of the Board of the Directors of the Company that good reason exists; (ii) the Executive Securityholder being required to relocate from the Fall River, Massachusetts area without the consent of the Executive Securityholder; (iii) reduction of the Executive Securityholder's annual base salary or health insurance and similar benefits; or
(iv) any material breach by the Company or any successor to the Company of this Agreement or the Executive Securityholder's employment agreement, if any, with the Company.

          "Merger Agreement" means that certain agreement and plan of merger dated as of June 23, 1998, as amended, by and among the Company and Globe Acquisition Company, a Delaware corporation ("MergerCo").

          "Options" warrants, options or other rights to subscribe for or to acquire, directly or indirectly, Common Stock, whether or not then exercisable or convertible.

          "Original Cost" with respect to the Common Stock shall be equal to $8.90256 per share (as adjusted for stock splits, stock dividends or other recapitalizations occurring after the date hereof). Regardless of when a transaction based on an Original Cost valuation is executed, Original Cost shall be determined as of the date of the Termination of the Executive
Securityholder's employment with the Company.

          "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization or any other entity (including, without limitation, any governmental entity or any department, agency or political subdivision thereof).

          "Preferred Shares" means shares of the Class A Preferred Stock, $0.01 par value, of the Company.

          "Public Offering" means an initial public offering and sale of equity securities of the Company.

          "Public Sale" means any sale of Stockholder Securities (i) to the public pursuant to an offering registered under the Securities Act or (ii) to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any similar provision then in effect) adopted under the Securities Act.

          "Registration Agreement" means the Registration Agreement dated as of the date hereof by and among the Company and certain stockholders of the Company.

          "Retirement" means a decision by any Executive Securityholder to retire at age 65 or older.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Stockholder" means any Person, other than the Company, who is a party to the Securityholders Agreement.

          "Stockholder Securities" means any of the following held by any
Stockholder: (i) any capital stock of the Company, (ii) any Options, (iii) any stock, notes or other securities which are convertible into or exchangeable for, directly or indirectly, capital stock of the Company, whether or not then convertible or exchangeable, (iv) any capital stock of the Company issued or issuable upon the exercise, conversion or exchange of any of the securities referred to in clauses (ii) and (iii) above, (v) any securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i), (ii), (iii) and (iv) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (vi) the Preferred Shares. As to any particular Stockholder Securities, such securities will cease to be Stockholder Securities when they have been transferred in a Public Sale or have been repurchased by the Company or any Subsidiary of the Company.

          "Subsidiaries" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or entity or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.


          SECTION 6.     Miscellaneous.

          (a) Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against the Company or the Stockholders, unless such modification, amendment or waiver is approved in writing by the Company, the holders of a majority of the CHS Common Shares then outstanding, and the Executive Securityholder. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (c) Agreement. Except as otherwise expressly set forth herein, in the Securities Holders Agreement, or in the Registration Agreement, this Agreement, those documents expressly referred to herein (including the Securities Holders Agreement) and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (d) Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Securities and their respective successors and assigns, so long as they hold Stockholder Securities.

          (e) Third Party Beneficiaries. The members of the CHS Group are intended to be third-party beneficiaries of this entire Agreement and the rights and obligations of the parties hereto. It is understood and agreed by the parties hereto that this Agreement shall be enforceable by the holders of a majority of the CHS Common Shares then outstanding in accordance with this Agreement's terms as though such holders of CHS Common Shares were a party to every provision hereof. Except as expressly provided herein, no other third party beneficiaries are intended by the parties hereto to be beneficiaries hereof.

          (f) Counterparts; Facsimile signature. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together shall constitute one and the same agreement. This Agreement may be executed by facsimile signature.

          (g) Remedies. The Stockholders shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Stockholder may in its sole discretion apply to any court of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

          (h) Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, sent by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the Company and the Executive Securityholder at the addresses set forth below and to any member of the CHS Group at the address set forth on Schedule A attached hereto, or subsequent holder of Executive Securities subject to this Agreement, at such address as is indicated in the Company's records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

               If to the Company:

               Globe Holdings Inc.
               456 Bedford Street
               Fall River, MA  02720
               Attention:  President
               with copies to:

               Code Hennessy & Simmons III, L.P.
               c/o Code, Hennessy & Simmons LLC
               10 South Wacker Drive, Suite 3175
               Chicago, IL  60606
               Attn:  Peter M. Gotsch

               and

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, IL  60601
               Attn:  Stephen L. Ritchie


               If to the Executive Securityholder:





               with a copy to:

               Hale and Dorr LLP
               60 State Street
               Boston, MA 02109-1803
               Attention: John A. Burgess
               Telecopy: (617) 526-5000

          (i) Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights and obligations of the Company and its stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          (j) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.


                               *   *   *   *   *

          IN WITNESS WHEREOF, the parties hereto have executed this Executive Securities Agreement on the day and year first above written.



COMPANY:                           GLOBE HOLDINGS, INC.


                                   By:________________________________

                                   Its:_______________________________




EXECUTIVE SECURITYHOLDER:          ___________________________________

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

                                   SCHEDULE A
                                   ----------



Code, Hennessy & Simmons III, L.P.
10 South Wacker Drive
Suite 3175
Chicago, IL 60606

Tracy A. Hogan
c/o Code, Hennessy & Simmons III, L.P.
10 South Wacker Drive
Suite 3175
Chicago, IL 60606

Marcus J. George
c/o Code, Hennessy & Simmons III, L.P.
10 South Wacker Drive
Suite 3175
Chicago, IL 60606

Edward M. Lhee
c/o Code, Hennessy & Simmons III, L.P.
10 South Wacker Drive
Suite 3175
Chicago, IL 60606

Paige T. Walsh
c/o Code, Hennessy & Simmons III, L.P.
10 South Wacker Drive
Suite 3175
Chicago, IL 60606

Brinson Venture Capital Fund III, L.P.
c/o Brinson Partners, Inc.
209 South LaSalle Street
Chicago, IL 60604-1295

Brinson Trust Company as Trustee for Brinson MAP Venture Capital Fund III Trust c/o Brinson Partners, Inc.
209 South LaSalle Street
Chicago, IL 60604-1295

Virginia Retirement System
c/o Brinson Partners, Inc.
209 South LaSalle Street
Chicago, IL 60604-1295

BankAmerica Investment Corporation
231 South LaSalle Street, 12th Floor
Chicago, IL 60697

MIG Partners VII
c/o BankAmerica Investment Corporation
231 South LaSalle Street, 12th Floor
Chicago, IL 60697

                                       13